Exhibit 10.41
CONFIRMATION OF NOTICE OF TERMINATION
OF
CONSULTING AGREEMENT
WITH HAROLD D. CARTER
Brigham Oil & Gas, L.P. (the “Company”) and Harold D. Carter (“Consultant”), by their signatures below, do hereby acknowledge and confirm that Consultant terminated that certain Consulting Agreement dated May 1, 1997, as amended from time to time, by and between the Company and Consultant (the “Consulting Agreement”) effective as of January 1, 2009 and, as a result, the Consulting Agreement is of no further force or effect as of said date.

COMPANY:	CONSULTANT:

BRIGHAM OIL & GAS, L.P. By: Brigham, Inc. Its: Managing General Partner

By: /s/ David T. Brigham	By: /s/ Harold D. Carter

David T. Brigham	Harold D. Carter
Executive Vice President